Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of the College Retirement Equities Fund


In planning and performing our audit of the financial statements of the College Retirement Equities Fund (and comprised of the Stock Account, Growth Account, Global Equities Account, Money Market Account, Equity Index Account, Bond Market Account, Social Choice Equity Account and Inflation-Linked Bond Account) (the "Accounts") as of and for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Accounts' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Accounts' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Accounts is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. An account's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal controls over financial reporting include policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of an account's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the account's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Accounts' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Accounts' internal control over financial reporting and their operations, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of December 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of the College Retirement Equities Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
New York, New York
March 01, 2007